Exhibit 21.1

Subsidiaries of Pubco

The following list of subsidiaries applies after completion of the Business Combination.

OpSec Security Group Limited

Orca Delta (HK) Limited

Orca Bidco Limited Shanghai Representative Office

Orca Bidco Limited Beijing Representative Office

OpSec Online Limited

OpSec Online Aps

OpSec Online Limited Japan Branch Office

OpSec Online India Private Limited

UAB OpSec Online

Shanghai OpSec Security Information Technology Co Ltd

OpSec Security Group Holdings (Europe) Limited

OpSec Security Group Employee Trust Company Limited

OpSec Security Group Inc

OpSec Security GMBH

OpSec Security Mozambique LDA

OpSec Security Limited

OpSec Security Malta Limited

OpSec Security Vietnam Company Limited

OpSec Security Inc

OpSec DR, SRL

OpSec Online LLC

3DCD, LLC

OpSec Investigative Services LLC

Zacco A/S

Zacco Denmark A/S

Zacco Norway AS

Zacco Sweden AB

Zacco GmbH

Zacco India R&D Private Limited

Zacco UK Ltd

Zacco Digital Trust Denmark A/S

Zacco IP Services

Zacco Digital Trust Sweden AB

Zacco Cyber Security Private Limited